                                                                  EXHIBIT 10.17


                              ROCKFORD CORPORATION


                       CONVERTIBLE SUBORDINATED DEBENTURE
                               AMENDMENT AGREEMENT

                                       AND

                       AGREEMENT TO RENAME AS SENIOR NOTES

                                OCTOBER 28, 1994


Provident Mutual Life
        Insurance Company of Philadelphia
1600 Market Street
Philadelphia, PA.  19103


Ladies and Gentlemen:

                  The undersigned, Rockford Corporation, an Arizona corporation (the "Company"), hereby agrees with you as follows:

         1.       AMENDMENT OF DEBENTURES AND REPLACEMENT WITH SENIOR NOTE.

                  1.1 Sale of Debentures by the Company. The Company issued and sold to you (or your predecessor) as of January 12, 1988, $2,000,000 of its 10% Convertible Subordinated Debentures (the "Debentures"), which had the terms and granted to you the rights set forth in (1) the Convertible Subordinated Debenture Purchase Agreement dated January 12, 1988 (the "Debenture Purchase Agreement") and (2) the form of the Debentures.

                  1.2 Agreement to Amend. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties set forth herein, you have agreed with the Company to amend the Debentures by renaming them as Senior Notes (the "Senior Notes"), in principal amount equal to the Debentures, bearing interest at the same rate as the Debentures, maturing at the same time as the Debentures, and with amended terms as set forth in this Agreement. The amendment is intended to effect the following substantive changes to the Debentures:

                           (a)      Renaming to Senior Notes. The Debentures
shall be renamed as "Senior Notes" in principal amount equal to the Debentures, bearing interest at the same rate as the Debentures, maturing at the same time as the Debentures, in the form of Exhibit A to this Agreement, and with amended terms as set forth in this Agreement and in Exhibit A. The right of holders of the Debentures to convert the Debentures into the Company's common stock shall terminate and the Senior Notes shall not be convertible into other securities of the Company.

                           (b)      Delivery of Warrants. Upon renaming of the
Debentures as Senior Notes and termination of the conversion rights, the Company shall deliver to each holder of the Senior Notes warrants (the "Warrants"), detachable at any time at the election of the holder, which shall entitle the holder to purchase shares of Company's Common Stock. The Warrants (1) shall be in the form of Exhibit B to this Agreement; (2) shall require payment of $6.50 per share in cash upon exercise (subject to adjustment as set forth in the Warrants); (3) shall expire if not exercised before the close of business on February 3, 2000; and (4) shall be exercisable to purchase 167,400 shares, a number of shares equal to the number of shares into which the Debentures could have been converted on the date when they are renamed as Senior Notes and amended.

The Warrants shall be treated for all purposes as if they had been issued when the Debentures were issued and shall represent the same right to acquire shares of common stock as were established in the Debentures. The intended substantive effect of the renaming of the Debentures as Senior Notes, the amendment of the Senior Notes, and the delivery of the Warrants is (i) to separate the right to purchase the Company's common shares, currently attached to the Debentures, into a security that may be separately held, (ii) to extend the period to exercise the Warrants from the maturity date of the Debentures to February 3, 2000, and
(iii) to reduce the price of the common shares issuable upon exercise of the Warrants from $11.9474 per share to $6.50 per share.

                           (a)      Replacement of Covenants. The
representations and warranties, affirmative covenants, and other matters set forth in the original Debenture Purchase Agreement shall be replaced by the corresponding representations and warranties, affirmative covenants, and other matters set forth in this Agreement. The new financial covenants are substantially the same as the covenants established in the revolving credit facility entered into between the Company and Norwest Business Credit, Inc. ("NBCI") as of May 1994. This replacement will allow the Company to operate on financial covenants consistent with the Company's financial projections and will supersede the existing debt covenants with which the Company is currently unable to comply.

                  1.3      Closing of Amendment.

                           (a)      Offer to Holders. In order to accept the
Amendment, you must deliver this Agreement, duly executed by you, to Company along with the original Debenture held by you.

                           (b)      Closing Date. The closing of this Agreement
(the "Closing") shall take place on the date when Company has received this Agreement executed by you, the Debentures or such other hour and date as you and the Company shall agree in writing (the "Closing Date"). On or as soon as possible after the Closing Date, the Company shall deliver to you (i) a Senior Note registered in your name in principal amount equal to the principal amount of the Debenture surrendered and (ii) a Warrant exercisable for the corresponding number of shares.

                           (c)      Effect of Closing. As of the Closing Date,
the Debentures held by you shall be renamed for all purposes as the Senior Notes, the Debentures and Debenture Purchase Agreement shall have no further force or effect and shall be replaced, superseded, and amended in their entirety by this Agreement, the Senior Notes, and the Warrants.

         2. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to you as follows:

                  2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. On the Closing Date the Company will be duly qualified or authorized to do business and in good standing in each jurisdiction where the character of the property owned or leased or the nature of the business transacted makes such qualification or authorization necessary.

                  2.2 Capitalization. The authorized and outstanding capital stock of the Company, and the options, warrants, agreements or similar rights granted by the Company for the issue or sale by it of any securities, is as set forth on Exhibit C. All of the issued and outstanding shares of the Common Stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. The Company has reserved 167,400 shares of its Common Stock for issuance upon exercise of the Warrants. All outstanding shares of the Common Stock of the Company were issued in compliance with all applicable Federal and state securities or "blue sky" laws. There are in existence or contemplated no options, warrants, agreements or similar rights granted by the Company for the issue or sale by it of any securities, other than the transactions contemplated by this Agreement and the transactions disclosed in Exhibit C.

                  2.3 Financial Position. The Company's Balance Sheets as at September 30, 1993 and Statements of Income and Retained Earnings and of changes in Financial Position for its fiscal year then ended, as audited by Ernst & Young and as set forth in Exhibit D, are true and correct in all material respects as at such dates and for the periods then ended.

                  2.4 Duly Issued. The shares of the Common Stock issuable upon exercise of the Warrants, upon such exercise and upon payment of the Warrant Price provided therein, will be validly issued, fully paid and nonassessable.

                  2.5 Authorization. This Agreement has been duly authorized, executed and delivered by and on behalf of the Company, and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms. The Company has full power and lawful authority (1) to amend the Debentures and rename them as the Senior Notes, (2) to deliver the Warrants on the terms and conditions set forth in this Agreement, and (3) to issue the Common Stock issuable upon exercise of the Warrants.

                  2.6 Compliance with Laws. The Company is in compliance with all laws, regulations and orders applicable to its business and properties, and has all necessary permits and licenses.

                  2.7 Governmental Consents. Neither the execution and delivery of this Agreement, nor the performance of the terms or consummation of the transactions contemplated by the Company under this Agreement require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, or any filings pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state other than those obtained prior to and effective as of the Closing Date. Neither the Company nor any agent acting on its behalf has offered, or will offer, to sell (or has solicited or will solicit any offer to buy) the Debentures, the Senior Notes, the Warrants, or any shares of the Common Stock of the Company issuable upon the exercise of the Warrants, so as to require the registration of any of such securities under the Securities Act other than as contemplated by Article 4 of this Agreement. Based in part on your representations which are set forth in Article 3 of this Agreement, the offer, sale and issuance of the Debentures pursuant to the Debenture Purchase Agreement, the renaming of the Debentures as Senior Notes and amendment of the Senior Notes, the delivery of the Warrants, and the offer, sale and issuance of shares of the Common Stock to be issued upon exercise of the Warrants are exempt from the registration requirements of the Securities Act.

         3.       REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

                  3.1 Investment Representation. You represent and warrant, and in making the original sale to you of the Debentures, the renaming of the Debentures as Senior Notes and amendment of the Senior Notes, and the delivery to you of the Warrants it is specifically understood and agreed, that you acquired the Debentures, that you agreed to the renaming and amendment of the Senior Notes, that you are accepting the Warrants, and that you will (if you choose to exercise the Warrants) acquire the shares of the Common Stock issuable upon the exercise of the Warrants, for your own account and not with a view to or for sale in connection with any distribution, and that you have no present intention of distributing any of the same.

                  3.2 Stock Not Registered. You represent and acknowledge that neither the Debentures, the Senior Notes, the Warrants, nor the shares of the Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act or applicable state securities laws on the ground that the original sale of the Debentures and the amendment, renaming, and delivery provided for in this Agreement were and are exempt from registration under the Securities Act. You acknowledge that the Company's reliance on such exemption is predicated on your representations. You understand that the Senior Notes, Warrants, and shares of Common Stock must be held indefinitely unless the offer and sale are registered under the Securities Act and applicable state securities laws or an exemption from registration is available. In particular, you are aware that the Senior Note and Warrants, and any Common Stock issued on exercise of the Warrants, may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of such rule are met. Among the conditions for use of Rule 144 is the availability to the public of current information about the Company. Such information is not now available and the Company has no present plans to make such information available. You represent that, in the absence of an effective registration statement covering the Senior Notes, Warrants, or any Common Stock issued on exercise of the Warrants, you will sell, transfer, or otherwise dispose of the Senior Notes, Warrants, or any Common Stock issued on exercise of the Warrants, only in a manner consistent with your representations and then only in accordance with the provisions of Section 4.1 of this Agreement. You further represent and acknowledge that any certificate representing the Senior Notes, Warrants, or the shares of the Common Stock issuable upon exercise of the Warrants, will bear the legend set forth in Section 4.2 and that the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to such shares or make appropriate notations to such effect in its own stock transfer records. You further represent and acknowledge that any certificate representing the Senior Notes, Warrants, or the shares of the Common Stock issuable upon exercise of the Warrants, may bear any legends required by applicable state securities laws.

                  3.3 Investment Experience Etc. You represent that you (1) have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the purchase of the Debentures, of their renaming as Senior Notes and amendment, and of the acceptance of the Warrants, (2) have a net worth significantly in excess of the amount of your investment in the Debentures and are able to bear the economic risk of the purchase of the Debentures and of the holding of the Senior Notes and Warrants, (3) have had access to information with respect to the Company necessary to permit you to make an informed investment decision, and (4) are an "accredited investor" as that term is defined in paragraph (a) of Rule 501 of Regulation D promulgated under the Securities Act.

                  3.4 Organization Etc. You represent and warrant to the Company that, on the date hereof and on the Closing Date, (1) if you are a corporation, you are duly organized and validly existing under the laws of your state of incorporation, you are and will be in good standing under such laws and you have the requisite corporate power and authority to enter into this Agreement, (2) if you are a general or limited partnership, you are and will be a general or limited partnership duly organized and validly existing under the laws of your state of formation, and you are and will be in good standing under such laws, and you have and will have all requisite partnership power and authority to enter into this Agreement, (3) this Agreement has been duly authorized, executed and delivered by you to the Company, and (4) upon execution and delivery by the Company, this Agreement constitutes your valid and binding agreement, enforceable in accordance with its terms.

         4.       SECURITIES ACT AND RELATED MATTERS.

                  4.1 Transfer Restrictions. You agree that you will not offer for sale, sell or transfer all or any part of the Senior Notes or Warrants, or the shares of the Common Stock or other securities issuable upon exercise of the Warrants, unless and until (1) the sale of such securities is registered under the Securities Act and all other qualifications and proceedings under other state or federal laws or regulations required in connection with such sale or transfer have been obtained or taken or (2) such securities are sold or transferred in accordance with an available exemption from registration or qualification under the Securities Act and any applicable state securities or "blue sky" laws and the Company has received an opinion of counsel, which opinion and counsel shall each be reasonably satisfactory to the Company, that registration is not required.

                  4.2 Legend on Certificate. Each certificate representing the Senior Notes or Warrants, or any shares of the Common Stock or other securities issued upon exercise of the Warrants, shall (unless in the opinion of counsel, which opinion and counsel shall each be reasonably satisfactory to the Company, the same is not necessary) bear a legend in substantially the following form:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THIS COMPANY THAT REGISTRATION IS NOT REQUIRED."


Each certificate shall also bear any legends required by applicable state securities laws. As used herein, "Restricted Security" means the Senior Notes and Warrants, and shares of the Common Stock or other securities issued upon exercise of the Warrants, and "Restricted Stock" means shares of Common Stock issued upon exercise of the Warrants.

                  4.3 Registration Proposed by Company. If the Company proposes to register any of its securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act is applicable or a registration using any form that does not permit secondary sales of securities) it will give written notice to every holder of Warrants or Restricted Stock of its intention to do so. Upon written request of any such holders delivered to the Company within 30 days after receipt of such written notice (which request shall state the number of shares of Restricted Stock to be registered and the intended method of disposition) the Company will use its best efforts in connection with such registrations of securities to be sold for the Company's account, at its own expense to the extent provided in Section 4.5, to register under the Securities Act all shares of Restricted Stock requested to be registered by holders, all to the extent required to permit disposition in accordance with the intended method. If such registration relates to an underwritten public offering by the Company, only shares of Restricted Stock which the requesting holders agree to include in the underwriting may be included in the registration and, if the sole or managing underwriter of the offering determines that the aggregate number of shares of Restricted Stock requested to be included in the registration should be limited to a lesser number due to market conditions or the necessity of including in such underwriting and registration shares to be sold for the account of the Company, then each holder who has requested that shares of Restricted Stock be included in such underwriting and registration may sell only a pro rata portion of shares of Restricted Stock.

                  4.4 Registration Requested by Purchasers. Upon written request of the holder or holders of 50% of the Warrants then outstanding (or any combination of the Warrants and of

Common Stock issued upon exercise of the Warrants which together, prior to such conversion, would have constituted 50% of the Warrants) made at any time (a) prior to the giving of written notice by the Company of its intention to register any of its securities under the provisions of Section 4.3, which registration becomes effective within six months following the giving of such notice, and (b) after the later of (x) January 12, 1990 or (y) 12 months from the effective date of any prior registration statement covering shares of the Company's Common Stock, which request demands that the Company file a registration statement under the Securities Act covering the registration of Restricted Stock, the expected price to the public of which equals or exceeds $7,500,000, then the Company will upon one occasion (l) promptly give written notice of such proposed registration to every other holder of Restricted Securities and (2) as expeditiously as possible and in any event within 90 days, use its best efforts, at its own expense to the extent provided in Section 4.5, to effect registration under the Securities Act of

                           (a) the sale of the Restricted Stock which the Company has been requested to register pursuant to the written request referred to above, and

                           (b) all other Restricted Stock the holders of which shall make written request for registration to the Company, such written request to be delivered to the Company within 30 days after the giving of the above written notice by the Company, all to the extent required to permit the disposition by the holders of the securities so registered. The Company agrees that in-connection with effecting any registration it will execute any required undertakings to file post-effective amendments. The Company shall have no further obligations under this Section 4.4 with respect to any subsequent registrations (1) after one registration filed pursuant to any holder's request under this Section 4.4 (in addition to any postponed registration as described below in this Section 4.4) covering shares of Restricted Stock has become effective or (2) after you and your permitted transferees hold, in the aggregate, an amount of the Warrants or securities issued upon exercise of the Warrants, which constitute less than 10% of the Warrants initially issued and sold pursuant to this Agreement. Notwithstanding the foregoing if, within ten days following the receipt of the request referred to in the first sentence of this Section 4.4, the Company shall furnish to the requesting holder or holders a certificate stating that the Company has determined to file within 60 days thereafter a registration statement pertaining to an underwritten public offering of securities for the account of the Company, then the Company shall not be obligated to effect a registration pursuant to this Section 4.4 for a period of six months from the date of such certificate, provided that the Company shall actively employ in good faith all reasonable efforts to cause the registration statement for the underwritten public offering to become effective as soon as reasonably practicable. The Company shall not be entitled to delay the exercise of the rights of the holders under this Section 4.4 by invoking the provisions of the preceding sentence on more than one occasion.

                  4.5 Costs and Expenses. All costs and expenses in connection with the registration of securities under Sections 4.3 and 4.4, including Federal and state registration and filing fees, printing expenses (including the number of preliminary and final prospectuses, post-effective amendments, and supplements reasonably requested by the holders of Restricted


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
Stock), and the fees and disbursements of counsel and of independent accountants and other experts of the Company, shall be borne by the Company; provided, however, that the Company shall not be obligated to pay underwriter's discounts and commissions and fees and disbursements of counsel for the holders of Restricted Stock. The Company will use its best efforts to keep effective any registration for the period reasonably necessary to effect disposition in accordance with the intended methods described in the requests for registration, but if the Company is requested or required to maintain the registration effective for more than six months, all out-of-pocket expenses of the Company incurred in maintaining effectiveness after the initial six-month period shall be borne by the holders of securities who have requested that effectiveness be maintained in order to continue with the distribution, in such proportions as they may agree upon.

                  4.6 Information. The holders of Restricted Stock covered by a registration statement as provided in Sections 4.3 or 4.4 shall furnish in writing to the Company such information regarding them, any Restricted Security held by them, and the intended method of disposition of the Restricted Stock as the Company shall reasonably request and as shall be required in connection with the actions to be taken by the Company pursuant to Sections 4.3 or 4.4.

                  4.7 Blue Sky Registrations. In the case of any registration under this Article 4 of any shares of Restricted Stock, the Company will use its best efforts concurrently to register or qualify the same for sale under the securities laws of those states in which registration or qualification is required, except that the Company shall not be required to execute a general consent to service or to qualify to do business in any state.

                  4.8 Lockup Agreement. In consideration for the Company agreeing to its obligations under this Article 4, each holder of Restricted Securities agrees that, in connection with any registration of the Company's securities, upon the request of the underwriter(s) managing any underwritten offering of the Company's securities, such holders shall execute an agreement not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Restricted Stock, other than shares included in the registration, without the prior written consent of the underwriter(s) for the period of time (not to exceed 90 days) from the effective date of the registration as the underwriter(s) may specify.

                  4.9      Transferability. Provided that the requirements of
Section 4.1 have been satisfied with respect to the sale or transfer of a Restricted Security, any transferee shall be entitled to the rights and benefits of, and shall be subject to the requirements of, Sections 4.2 through 4.8.

         5. COMPANY'S AFFIRMATIVE COVENANTS. The Company shall comply with the following requirements unless holders of not less than 50% in principal amount of the Senior Notes then outstanding agree otherwise in writing. These requirements shall terminate upon the earlier of (1) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock, or any security convertible into Common Stock, (other than a registration under which more than 25% of Restricted Stock is not registered) or (2) the date when less than 25% of the Senior Notes initially issued and sold under the Debenture Purchase Agreement and this Agreement are held by the original holders of the Debentures or their permitted transferees.

                  5.1 Reporting Requirements. The Company will deliver, or cause to be delivered, to you each of the following:

                  (1) As soon as available, and in any event within 90 days after the end of each fiscal year of the Company, audited financial statements of the Company with the unqualified opinion of independent certified public accountants selected by the Company, which annual financial statements shall include the balance sheet of the Company as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Company for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the chief financial officer of the Company stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, (ii) whether such officer has knowledge of the occurrence of any default hereunder and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the financial covenants set forth in this Agreement;

                  (2) As soon as available and in any event within 60 days after the end of each quarter, an unaudited balance sheet and statements of income and retained earnings of the Company as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles consistently applied, subject to year-end audit adjustments and together with a certificate of the chief financial officer of the Company stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied,
(ii) whether such officer has knowledge of the occurrence of any default hereunder and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the financial covenants set forth in this Agreement;

                  (3) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders;

                  (4) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Company shall file with the Securities and Exchange Commission or any national securities exchange;

                  (5) promptly upon knowledge thereof, notice of the violation by the Company of any law, rule or regulation, the non-compliance with which could materially and adversely affect its business or its financial condition; and

                  (6) from time to time, with reasonable promptness, any and all other materials, reports, records or information with respect to Company's financial condition, operations, and affairs as you may request.


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
                  5.2 Books and Records; Inspection and Examination. The Company will keep accurate books, records and accounts pertaining to the Company's business and financial condition and such other matters as you may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon your request, will permit you or your officer, employee, attorney or accountant to audit, review, make extracts from or copy any and all corporate and financial books and records of the Company at all times during ordinary business hours and to discuss the affairs of the Company with any of its directors, officers, employees or agents.

                  5.3 Compliance with Laws; Environmental Indemnity. The Company will (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws. The Company will indemnify, defend and hold you harmless from and against any claims, loss or damage to which you may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by the Company or on property owned, leased or controlled by the Company. This indemnification agreement shall survive the termination of this Agreement and payment of the indebtedness hereunder.

                  5.4 Payment of Taxes and Other Claims. The Company will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Company; provided, that the Company shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  5.5 Maintenance of Properties. The Company will keep and maintain its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this section shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is in its judgment desirable in the conduct of the Company's business.

                  5.6 Insurance. The Company will obtain and at all times maintain insurance with insurers believed by the Company to be responsible and reputable, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Company operates.

                  5.7 Preservation of Corporate Existence. The Company will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

                  5.8 Book Net Worth. The Company shall maintain on the last day of each quarter occurring in each of the periods set forth below, the Book Net Worth (as that term is defined in the Company's credit agreement with NBCI dated May 3, 1994) which is greater than or equal to the amount set forth opposite such period:

                  PERIOD                                                       BOOK NET WORTH
                  ------                                                       --------------
Date hereof to and including June 29, 1994                                      ($4,232,000)
June 30, 1994 to and including September 29, 1994                               ($3,300,000)
September 30, 1994 to and including December 30, 1994                           ($2,850,000)
December 31, 1994 to and including March 30, 1995                               ($3,100,000)
March 31, 1995 to and including June 29, 1995                                   ($2,650,000)
June 30, 1995 to and including September 29, 1995                               ($1,000,000)
September 30, 1995 to and including December 30, 1995                           ($  800,000)
December 31, 1995 to and including March 30, 1996                               ($  900,000)
March 31, 1996 to and including June 29, 1996                                   ($  400,000)
June 30, 1996 to and including September 29, 1996                                $1,000,000
September 30, 1996 and thereafter                                                $1,600,000

                  5.9 Earnings Before Interest and Taxes. The Company shall maintain on each date set forth below operating income determined in accordance with generally accepted accounting principles but before any deduction for interest expenses and income taxes and calculated for all dates prior to September 30, 1994 on a fiscal year to date basis, and thereafter, for the twelve months ending on such date, which is greater than or equal to the amount set forth opposite such date:

                  DATE                                                              EBIT
                  ----                                                              ----
         June 30, 1994                                                          $  700,000
         September 30, 1994                                                     $2,500,000
         December 31, 1994                                                      $3,400,000
         March 31, 1995                                                         $3,500,000
         June 30, 1995                                                          $3,600,000
         September 30, 1995                                                     $3,800,000
         December 31, 1995                                                      $3,800,000
         March 31, 1996                                                         $4,000,000
         June 30, 1996                                                          $4,300,000
         September 30, 1996 and each fiscal quarter
                  end thereafter                                                $4,300,000

                  5.10 Interest Coverage. The Company shall maintain on each date set forth below, the ratio of (i) the sum of its pre-tax net income, to
(ii) interest expense, in each case determined in accordance with generally accepted accounting principles, and calculated for all dates prior to September 30, 1994 on a fiscal year to date basis, and thereafter, for the twelve months ending on such date, which is greater than or equal to the ratio set forth opposite such date:

                  DATE                                                   RATIO
                  ----                                                   -----
         June 30, 1994                                                 1.65 to 1
         September 30, 1994                                            2.00 to 1
         December 31, 1994                                             2.00 to 1
         March 31, 1995                                                2.00 to 1
         June 30, 1995                                                 2.00 to 1
         September 30, 1995                                            2.00 to 1
         December 31, 1995                                             2.00 to 1
         March 31, 1996                                                2.00 to 1
         June 30, 1996                                                 2.00 to 1
         September 30, 1996 and each fiscal quarter
                  end thereafter                                       2.00 to 1

                  5.11 Minimum Debt Service Coverage. The Company shall maintain on each date set forth below, the ratio of (i) the sum of its after-tax net income, depreciation and amortization expense and interest expense, to (ii) the sum of its interest, capital expenditures and current maturities of long term debt (excluding as long term debt, the indebtedness of the Company to NBCI incurred pursuant to the credit agreement between Company and NBCI, or any replacement of such indebtedness), in each case determined in accordance with generally accepted accounting principles, and calculated for all dates prior to September 30, 1994 on a fiscal year to date basis, and thereafter, for the twelve months ending on such date, which is greater than or equal to the ratio set forth opposite such date:

                  DATE                                                   RATIO
                  ----                                                   -----
         June 30, 1994                                                 1.20 to 1
         September 30, 1994                                            1.25 to 1
         December 31, 1994                                             1.50 to 1
         March 31, 1995                                                1.50 to 1
         June 30, 1995                                                 1.50 to 1
         September 30, 1995                                            1.50 to 1
         December 31, 1995                                             1.50 to 1
         March 31, 1996                                                1.50 to 1
         June 30, 1996                                                 1.50 to 1
         September 30, 1996 and each fiscal quarter
                  end thereafter                                       1.50 to 1

         6. COMPANY'S NEGATIVE COVENANTS. The Company shall comply with the following requirements unless holders of not less than 50% in principal amount of the Senior Notes then outstanding agree otherwise in writing. These requirements shall terminate upon the earlier of (1) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock, or any security convertible into Common Stock, (other than a registration under which more than 25% of Restricted Stock is not registered) or (2) the date when less than 25% of the Senior Notes initially issued and sold under the Debenture Purchase Agreement and this Agreement are held by the original holders of the Debentures or their permitted transferees.

                  6.1 Dividends and Stock Repurchases. The Company will not declare or pay any dividends (other than dividends payable solely in stock of the Company) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly; provided, however, that if the Company is an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended, or shall become such an S Corporation with your consent, and after first providing such supporting documentation as you may request, the Company may pay dividends in an amount equal to the amount of state and federal income tax which would be due by each shareholder with respect to income deemed to be received by each shareholder from the Company as a result of the Company's status as an S Corporation at the highest marginal income tax rate for federal and state (for the state or states in which each shareholder is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability.

                  6.2 Sale of Transfer of Assets; Suspension of Business Operations. The Company will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary or (ii) all or a substantial part of its assets to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Company will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

                  6.3 Accounting. The Company will not adopt any material change in accounting principles other than as required by generally accepted accounting principles. The Company will not adopt, permit or consent to any change in its fiscal year.

                  6.4 Change in Ownership. Company will not issue or sell any stock of the Company or permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any shares of stock of the Company if immediately thereafter Caroline S. Bartol or her lineal descendants are not beneficial owners of at least 51% of the outstanding capital stock of the Company.

         7. CONDITIONS OF COMPANY'S OBLIGATION. The obligation of the Company to effect this Agreement at the Closing is subject to the satisfaction, prior to or at the Closing, of the condition that the representations and warranties contained in Article 3 of this Agreement shall be correct when made and as of the time of the Closing.

         8. CONDITIONS OF YOUR OBLIGATION. Your obligation to effect this Agreement at the Closing is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  8.1 Representations and Warranties Correct. The representations and warranties contained in Article 2 of this Agreement shall be correct when made and at and as of the time of the Closing.

                  8.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and required to be performed or complied with by it prior to or at the Closing.

         9.       MISCELLANEOUS.

                  9.1 Expenses. The parties will each pay all of their own expenses incurred by them in connection with this Agreement.

                  9.2 Survival of Representations and Warranties. All covenants, agreements, representations and warranties made in or otherwise in writing in connection with this Agreement shall survive the execution and delivery of this Agreement and the issuance and delivery of the Senior Notes and Warrants.

                  9.3 Binding Effect Etc. All covenants, agreements, representations and warranties contained in this Agreement shall bind and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties. The rights of any transferee of a Restricted Security, however, are subject to compliance with Section 4.1.

                  9.4 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered or five days after deposit in the United States mail, first class postage prepaid, addressed as set forth below:

         (1)      If to the Company:

                  648 South River Drive
                  Tempe, Arizona 85281
                  Attention:        President

                  with a copy to:

                  Lewis and Roca
                  40 North Central Avenue, Suite 1500
                  Phoenix, Arizona 85004
                  Attention:        Kevin Olson, Esq.

         (2)      If to the Holder:

                  Provident Mutual Life Insurance Company of Philadelphia 1600 Market Street
                  Philadelphia, Pennsylvania  19103
                  Attention: _________________________

                  Any party may alter the person, officer or address to which communications or copies are to be sent to it by giving notice.

                  9.5 Amendments and Waivers. Neither this Agreement nor any of its terms may be changed, waived, discharged or terminated except in a writing signed by all parties.

                  9.6 Controlling Law. This Agreement is being executed and delivered, and the Senior Notes and Warrants are being delivered, in the State of Arizona and shall be construed in accordance with and governed by the laws of such state.

                  9.7 Counterparts. This Agreement may be executed in several counterparts and each counterpart, when so executed and delivered and whether or not each counterpart is executed by all the parties, shall constitute an original instrument, but all such separate counterparts shall together constitute this Agreement and be parts of the same instrument.

                  If you are in agreement with the foregoing, please sign the form of acceptance appearing at the foot of the enclosed counterpart of this Agreement and return the same to the Company, whereupon it will become a binding agreement between you and the undersigned.


                                    Yours very truly,

                                    ROCKFORD CORPORATION



                                    By:      /s/ W. Gary Suttle
                                        __________________________________
                                             President


                                    Attest   /s/ James M. Thomson
                                        __________________________________
                                                   Secretary

         The foregoing agreement is accepted as of the date first above written.


                                    PROVIDENT MUTUAL LIFE INSURANCE
                                    COMPANY OF PHILADELPHIA



                                    By:      /s/
                                       -----------------------------------------
                                    Title:   /s/
                                          --------------------------------------

                                    Attest   /s/
                                          --------------------------------------
                                    Title:   /s/
                                          --------------------------------------